UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

Keating Capital, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KEATING CAPITAL, INC.
5251 DTC Parkway, Suite 1100
Greenwood Village, Colorado 80111
(720) 889-0139
www.keatingcapital.com

April 25, 2012

Dear Stockholder:

We would like to remind you of the upcoming Keating Capital, Inc. 2012 Annual Meeting of Stockholders scheduled for May 18, 2012.

According to our latest records, we have not received your proxy vote for this meeting.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless stockholders holding at least 50% of our shares either attend the meeting or vote by proxy.  The Board of Directors has unanimously approved the ballot proposals and recommends that you vote to approve them.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699
Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.  Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card.

2. Vote by Internet
Please visit www.eproxy.com/ktgc and follow the online instructions. Please note that for internet voting you will need your control number, which is located on the enclosed proxy card.

3. Vote by Mail
Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

If you have already voted, thank you for your response.  If you have any questions please feel free to call us at 1-888-252-6764.

We appreciate your continued interest and support of Keating Capital and encourage you to vote as soon as possible, preferably by Monday, May 7, 2012.

Sincerely yours,

/s/ Timothy J. Keating

Timothy J. Keating
Chief Executive Officer

P.S.  Since votes can be cast by mail, telephone or the Internet, it will greatly facilitate the tabulation of our proxy results from all sources if you vote by Monday, May 7, 2012.